UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP.

As previously reported, on August 6, 2014, Eagle Bulk Shipping Inc. (the “Company”) commenced a voluntary prepackaged case (the “Prepackaged Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), Case No. 14-12303.

Confirmation of Plan of Reorganization

On September 22, 2014, the Court entered an order [Docket No. 112] (the “Confirmation Order”), attached hereto as Exhibit 2.1, confirming the Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 15] (the “Plan”). The Plan incorporates by reference certain documents filed with the Court as part of the “Plan Supplement,” as the same have been amended from time to time prior to confirmation of the Plan and may be further amended prior to the effective date of the Plan. The Plan, all documents included in the Plan Supplement, and the Confirmation Order are available free of charge at www.eaglebulkrestructuring.com. A copy of the Plan is attached as Exhibit 2.2 hereto. The Plan (including the Plan Supplement) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not otherwise subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The Plan (including the Plan Supplement) may not contain information suitable for making an investment decision with respect to securities of the Company.

The Plan will become effective subject to the satisfaction of certain conditions. The date on which all conditions to the effectiveness of the Plan have been satisfied or waived will be the “Effective Date” of the Plan.

The following is a summary of certain provisions of the Plan, as confirmed by the Court pursuant to the Confirmation Order, and is not intended to be a complete description of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan (including the Plan Supplement) and the Confirmation Order. Capitalized terms used but not defined in this report on Form 8-K shall have the meanings given to them in the Plan.

The key components of the Plan are as follows:

●

entry into a new senior secured credit facility (the “Exit Financing Facility”) upon the consummation of the Plan, which is anticipated to be in an amount of $275 million (inclusive of a $50 million revolving credit facility);

●	the cancellation of all outstanding Equity Interests in the Company, and:

o

exchange of the loans under the Prepetition Credit Facility for (i) new shares of the reorganized Company’s common stock equal to 99.5% of the total outstanding New Eagle Common Stock, subject to dilution by the Management Incentive Program and the New Eagle Equity Warrants, and (ii) the Prepetition Credit Facility Cash Distribution, and

o

the current holders of the Company’s Equity Interests (other than the Consenting Lenders who hold shares received upon conversion of the Amended Lender Warrants) receiving (i) shares equal to 0.5% of the total outstanding New Eagle Common Stock (subject to dilution by the Management Incentive Program and the New Eagle Equity Warrants), and (ii) the New Eagle Equity Warrants;

●	all claims of unsecured creditors will be unaffected and will be paid in full in the ordinary course; and

●

the establishment of a Management Incentive Program that provides senior management and certain other employees of the reorganized Company with 2% of the New Eagle Common Stock (on a fully diluted basis) on the Effective Date, and two tiers of options to acquire 5.5% of the New Eagle Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value.

Treatment of Executory Contracts or Unexpired Leases

Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected will be deemed automatically assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease has been expressly rejected.

Registration Rights

On or as soon as practicable after the Effective Date, the reorganized Company and the Registration Rights Parties will enter into the Registration Rights Agreement. The Registration Rights Agreement will provide the Registration Rights Parties with demand and piggyback registration rights.

Warrants

The New Eagle Equity Warrants will be issued pursuant to the terms of the New Eagle Equity Warrant Agreement. Each New Eagle Equity Warrant will have a 7-year term (commencing on the Effective Date) and will be exercisable for one share of New Eagle Common Stock. The New Eagle Equity Warrants will, in the aggregate, be exercisable for 7.5% of the New Eagle Common Stock (subject to dilution by the Management Incentive Program) at the exercise price per share set forth in the Plan.

Exit Financing Facility Credit Agreement

On or before the Effective Date, the Company will enter into the Exit Financing Facility Credit Agreement, and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of the Exit Financing Facility Credit Agreement.

Securities to be Issued Under the Plan

As of August 14, 2014, approximately 18,315,213 shares of the Company’s common stock were issued and outstanding. On the Effective Date, all Equity Interests of the Company, including all outstanding shares of the Company’s common stock, will be cancelled.

Shares of New Eagle Common Stock will be authorized under the New Eagle Charter, and shares of New Eagle Common Stock will be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan. Subject to the adjustment option described below, shares of New Eagle Common Stock are anticipated to be issued under the Plan as follows:

●

shares of New Eagle Common Stock representing 99.5% of the total outstanding New Eagle Common Stock (subject to dilution by the shares and stock options issued under the Management Incentive Program, and the New Eagle Equity Warrants) will be issued to holders of Prepetition Credit Facility Claims in respect of such claims.

●

shares of New Eagle Common Stock representing 0.5% of the total outstanding New Eagle Common Stock (subject to dilution by the shares and stock options issued under the Management Incentive Program, and the New Eagle Equity Warrants) will be issued to holders of Equity Interests in the Company in respect of such interests.

●

shares of New Eagle Common Stock representing 2% of the New Eagle Common Stock (on a fully diluted basis) will be issuable under the Management Incentive Program reflecting the New Eagle MIP Primary Equity.

In addition, the New Eagle Equity Warrants will be issued under the New Eagle Equity Warrant Agreement to holders of Equity Interests in the Company in respect of such interests, and the New Eagle MIP Options will be issued. Furthermore, with respect to future issuances of New Eagle Common Stock pursuant to the exercise of the New Eagle MIP Options, shares of New Eagle Common Stock representing 5.5% of the New Eagle Common Stock (on a fully diluted basis) will be reserved for distribution upon exercise of the New Eagle MIP Options.

All stated percentages of New Eagle Common Stock to be distributed as set forth in the Plan, including shares of New Eagle Common Stock issuable upon exercise of New Eagle Equity Warrants and New Eagle MIP Options and corresponding strike prices, are subject to adjustment by the Company in a manner that does not alter such respective percentages allocated to any Class or Claim holder, except for immaterial changes resulting from the treatment of fractional shares. No fractional shares of New Eagle Common Stock or fractional New Eagle Equity Warrants will be issued or distributed pursuant to the Plan. Subject to the below, whenever any distribution of a fraction of a share of New Eagle Common Stock or a fractional New Eagle Equity Warrant would otherwise be required under the Plan, the actual distribution made will reflect a rounding of such fractions to the nearest whole share or warrant (up or down), with half shares or warrants or less being rounded down and fractions in excess of a half of a share or warrant being rounded up. No consideration will be provided in lieu of fractional shares or warrants that are rounded down.

Notwithstanding the foregoing:

●

the Company may, in consultation with the Majority Consenting Lenders, (i) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one share of New Eagle Common Stock under the Plan with a distribution of one share of New Eagle Common Stock or (ii) provide any holder of an Equity Interest that would otherwise be entitled to a distribution of less than one hundred shares of New Eagle Common Stock under the Plan with a cash payment equal to the value of such New Eagle Common Stock. To the extent that cash is distributed to any holder of Equity Interests pursuant to the preceding clause (ii) above, any shares or fractional shares of New Eagle Common Stock that would otherwise be distributed to such holder shall be allocated to other holders of Equity Interests.

●

Consenting Lenders who hold either Amended Lender Warrants or Equity Interests based upon the exercise of Amended Lender Warrants shall not receive or retain any property under the Plan on account of such Amended Lender Warrants or Equity Interests.

Employee Matters; Management Incentive Program

The Plan provides that the Company will enter into the New CEO Employment Agreement with Sophocles Zoullas to serve as Chairman and Chief Executive Officer of the Company which will be effective as of the Effective Date. All Existing Benefits Agreements will be deemed assumed as of the Effective Date.

The Plan calls for the establishment of a management equity incentive program (the “Management Incentive Program”) pursuant to which senior management and certain other employees of the reorganized Company will receive the following: (i) 2% of the New Eagle Common Stock (on a fully diluted basis), and (ii) two tiers of seven-year stock options to acquire 2.5% and 3.0%, respectively of the New Eagle Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of the Effective Date. The Management Incentive Program also provides for the reservation of certain additional shares for future issuance thereunder, as further described in the Plan.

Corporate Governance Matters

The New Eagle Charter will be amended and restated in accordance with the Plan. The New Eagle By-Laws will be deemed to have been adopted and will become effective on the Effective Date. On the Effective Date, the New Eagle Charter will be amended to prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.

As of the Effective Date, the term of the current members of the board of directors of the Company, except for Sophocles N. Zoullas (who will remain as chairman of the board of directors), will expire without further action by any Person. In addition to Mr. Zoullas, the initial directors of the New Board are expected to consist of Randee E. Day, Justin A. Knowles, Paul M. Leand Jr, Stanley H. Ryan, Bart Veldhuizen and Gary Weston.

Releases

On the Effective Date, pursuant to the Plan (unless otherwise specified in the Confirmation Order), the Company, the reorganized Company and the Non-Debtor Subsidiaries will be deemed to unconditionally release the Released Parties from certain claims, obligations, suits, judgments, damages, rights, Causes of Action, and liabilities in connection with the Prepackaged Case.

On the Effective Date, pursuant to the Plan (unless otherwise specified in the Confirmation Order), each Releasing Party will be deemed to have released and covenanted with the Released Parties not to sue or otherwise seek recovery from any Released Party on account of certain claims or causes of actions in connection with the Prepackaged Case.

On the Effective Date, pursuant to the Plan (unless otherwise specified in the Confirmation Order), the Prepetition Credit Facility Agent, any future agent or security trustee under the Prepetition Credit Agreement, and the holders or Prepetition Credit Facility Claims will be deemed to have waived, released and discharged all liens granted by the Non-Debtor Subsidiaries under the Prepetition Credit Agreement and related security documents and the guarantees thereunder, and claims, causes of action, rights and liabilities arising from such guarantees.

Certain Other Information

As of July 15, 2014, the Company had total assets of approximately $850 million to $950 million (based on the valuation analysis prepared by the Company’s financial advisor)and total liabilities of approximately $1.2 billion. For further information concerning the Company’s assets and liabilities, reference is made to the Disclosure Statement which was attached as Exhibit C to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 6, 2014.

In connection with its emergence from the Prepackaged Case, the Company may adopt fresh-start accounting. If the Company adopts fresh-start accounting, its assets and liabilities will be recorded at their fair value as of the fresh-start reporting date. The fair values of the Company’s assets and liabilities as of that date may differ materially from the recorded values of its assets and liabilities as reflected in its historical consolidated financial statements. In addition, the Company’s adoption of fresh-start accounting may materially affect its results of operations following the fresh-start reporting date, as the Company will have a new basis in its assets and liabilities. Consequently, the Company’s historical financial statements may not be reliable indicators of its financial condition and results of operations for any period after it adopts fresh-start accounting. At present, the Company is unable to confirm if fresh-start accounting will be required or the impact that fresh-start accounting would have on its financial condition and results of operations, although such impact may be significant.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosure contained in “Item 1.03. Bankruptcy or Receivership” of this Current Report on Form 8-K related to the departure and appointment of directors is incorporated into this Item 5.02 by reference.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements. These forward-looking statements are based on the current expectations and observations of the Company’s management, and include factors that could cause actual results to differ materially, such as: the Company’s ability to meet current operating needs, including its ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers, and service providers and to retain key executives, managers, and employees; the Company’s ability to obtain Court approval with respect to motions in the Prepackaged Case; the effects of the Court rulings in the Prepackaged Case and the outcome of the Prepackaged Case in general; the duration of the Prepackaged Case; the pursuit by the Company’s various creditors, equity holders, and other constituents of their interests in the Prepackaged Case; risks associated with third party motions in the Prepackaged Case, which may interfere with the ability to consummate the Plan; the adverse effects of the Prepackaged Case on the Company’s liquidity or results of operations generally; the increased administrative and restructuring costs related to the Prepackaged Case; the Company’s ability to maintain adequate liquidity to fund operations during the Prepackaged Case and thereafter; the sufficiency of the “exit” financing contemplated by the Plan; the Company’s ability in the future to arrange and consummate financing or sale transactions or to access capital; the effects of changes in the Company’s credit ratings; the timing and realization of the recoveries of assets and the payments of claims in the Prepackaged Case and the amount of expenses projected to recognize such recoveries and reconcile such claims; the occurrence of any event, change, or other circumstance that could give rise to the termination of the restructuring support agreement entered into in connection with the Plan; the effects of actions taken by the Nasdaq Stock Market against the Company during the pendency of the Prepackaged Case, including the possibility of delisting; and the other factors listed from time to time in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings on Form 10-Q and Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

2.1	Confirmation Order
2.2	Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: September 26, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer